                                                                   EXHIBIT 10.16


                                   THIRD AMENDMENT
                            HILTON HOTELS RETIREMENT PLAN
                 (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1987)


         WHEREAS, Hilton Hotels Corporation (the "Company") maintains the Hilton Hotels Retirement Plan ("Plan"); and

         WHEREAS, the Company has the right to amend the Plan on behalf of itself and all Participating Affiliates; and

         WHEREAS, the Company has resolved that benefit accruals under the Plan should be frozen effective December 31, 1996 for all Participants, whether employed by the Company or a Participating Affiliate;

         NOW, THEREFORE, the Plan is hereby amended as follows:

         1.   The definition of Average Monthly Compensation contained in
Section 1.2 is amended by adding the following to the end of the section:

    "Because of the benefit freeze effective December 31, 1996, as set forth in
    Section 4.12, Average Monthly Compensation shall be calculated by substituting the phrase 'immediately preceding January 1, 1997' for the phrase 'immediately preceding his Break in Employment' in both clause (i) and clause (ii) above."

         2. The following is added to the end of the definition of Years of Benefit Service contained in Section 1.2:

    "Notwithstanding the freeze on benefit accruals, service performed before January 1, 1997 which would otherwise be excluded under the Hilton Property Exclusion or the Union Exclusion shall be included if a Participant satisfies (before, on or after January 1, 1997) the requirements set forth above which provide for inclusion of such service. Under no circumstances shall service performed after December 31, 1996 be included as a result of the preceding sentence."

         3.   The following new Section 4.12 is hereby added:

    "4.12 -- BENEFIT FREEZE. Effective January 1, 1997, no further benefits shall be accrued by any Participant in this Plan. Accordingly, each Participant in this Plan shall be entitled to the benefit he or she earned through and including December 31, 1996, but shall not be credited with any additional benefit following December 31, 1996. Thus, by way of illustration and not limitation, Participants shall be entitled to benefits based only upon their Years of Benefit Service through December 31, 1996, and shall not be entitled to benefits based upon any portion of a Year of Benefit Service following December 31, 1996; provided, however, that as specifically set forth in the definition of Years of Benefit Service, certain service performed before January 1, 1997 which would otherwise be excluded under the Hilton Property Exclusion and the Union Exclusion shall be included even if the conditions for inclusion of such service are satisfied after December 31, 1996. As a further illustration, and not a limitation, increases in a Participant's Average Monthly Compensation based upon Compensation paid after December 31, 1996 shall not be considered under the Plan. As a further illustration, and not a limitation, no portion of a Year of Benefit Service after January 1, 1997 shall be included in determining whether a Participant is eligible for the minimum benefits referred to in Section 4.1(a), or the amount of any such minimum benefits. All Early Retirement Benefits, Late Retirement Benefits, Disability Retirement Benefits and Surviving Spouse Benefits shall be calculated based upon the frozen benefit earned through December 31, 1996. The benefit freeze shall apply to all Participants hereunder, whether employed by the Company or any Participating Affiliate. Notwithstanding the foregoing, should the Plan become a top-heavy plan as set forth in Appendix C, then the minimum accruals for Non-Key Employees shall continue to apply under Appendix C."

         IN WITNESS WHEREOF, this Third Amendment is hereby adopted this ____ day of November, 1996.


                                       HILTON HOTELS CORPORATION



                                       By _______________________

                                       Its ______________________